UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): April 27, 2020

NIC INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26621	52-2077581
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

25501 West Valley Parkway, Suite 300
Olathe, Kansas 66061
(Address of principal executive offices, including zip code)

(877) 234-3468
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	EGOV	The Nasdaq Stock Market, LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 27, 2020, NIC Inc. (the “Company”) issued a press release announcing its 2020 first quarter financial results. A copy of the press release is furnished with this report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 23, 2020, the Company’s Board of Directors declared a regular quarterly cash dividend of 9 cents per share, payable to stockholders of record as of June 11, 2020. The dividend, which is expected to total approximately $6.1 million based on the current number of shares outstanding, will be paid on June 25, 2020 out of the Company’s available cash.

The information in Items 2.02 and 7.01 to this Current Report, including without limitation Exhibit 99.1, is being furnished and shall not be deemed to be filed for purposes of Section 18 of the Securities Exchange Act of 1934 or incorporated by reference into any document filed under the Securities Act of 1933 or the Securities Exchange Act of 1934 except as shall be expressly set forth by specific reference in such filing.

ITEM 8.01 OTHER EVENTS

The Company is supplementing the risk factors previously disclosed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 with the following risk factor:

The continued spread of novel coronavirus disease 19 (“COVID-19"), or any similar widespread infectious disease outbreak, could harm our operations.

In January 2020, the World Health Organization (“WHO”) declared COVID-19 a Public Health Emergency of International Concern. On February 28, 2020, the WHO raised its assessment of the COVID-19 threat from high to very high at a global level due to the continued increase in the number of cases and affected countries, and on March 11, 2020, the WHO characterized COVID-19 as a pandemic. An outbreak and spread of COVID-19, or any similar widespread infectious disease outbreak, could harm our operations in a variety of ways, which may include the following, without limitation:
•While historically our revenues and earnings have been relatively predictable as a result of our recurring transaction-based business model, we anticipate the effect of the COVID-19 pandemic will not be fully reflected in our results of operations and overall financial performance until future periods.
•As the COVID-19 pandemic progresses in the United States and negatively affects business and citizen consumers who use the digital services we operate on behalf of our government partners, we have experienced a decrease in volumes for certain services. If certain of our high volume, commercially valuable services we operate on behalf of our government partners experience a further decrease in volumes, such as the driver history record service we operate in the vast majority of our enterprise states and the federal Pre-Employment Screening Program we operate on behalf of the Department of Transportation Federal Motor Carrier Safety Administration, our revenues and profits could decline.
•Several government agency partners are allowing citizens 60 to 90 day extensions for certain required filings and renewals. The actions have impacted the amount and timing of the revenues we recognize for these services, and we expect these trends to continue for at least the next several months. If our government partners were to reduce fees for digital services to its citizens, or allow for citizens to further defer the payment for licenses, permits or registrations, it may reduce or defer the portion of fees we earn for providing digital government services.
•We generate a portion of our revenue from in-person transactions at brick-and-mortar government agency offices (over-the-counter or “OTC”), many of which are currently closed. To the extent the locations where these OTC transactions take place remain closed, we would not be able to be able to execute transactions in this way. There can be no assurance that a decrease in OTC transactions would result in a proportional increase in online digital transactions for the same service, and thus our revenues and profits could decline.
•To the extent that transactions from digital sources increase as fewer citizens and businesses chose in-person transactions, it may strain our technological resources, which may require us to make additional IT infrastructure and bandwidth investments, which may require substantial financial resources and require significant management attention.
•The closing of local, state or national parks and recreation areas has reduced the fees we earn for providing digital reservations, permits, park entrance fees or other authorizations for park or recreation experiences. To the extent local, state or national parks and recreation areas remain closed or the threat of COVID-19 reduces demand for future travel, the fees we earn on such digital reservations, permits, park entrance fees and other authorizations may continue to decline.
•In response to COVID-19 concerns, we have imposed strict travel restrictions, temporarily closed all our offices and shifted to remote operations to ensure social distancing and the health and safety of our employees which may have negative impacts on our business development efforts. Most of our government partners and potential government partners have implemented similar measures, which may limit our ability to provide or sell our services to them. Our government partners may also delay or cancel purchasing decisions or projects in light of uncertainties arising from the COVID-19 outbreak.
•Remote work-from-home restrictions makes us more dependent on certain technologies that allow us to operate our business remotely and collaborate without face-to-face meetings both internally and with our customers. To the extent we may experience a technological disruption in our work-from-home capabilities, we would anticipate a negative impact on our business operations. Further, to the extent supply chains are disrupted, it may become more difficult to provide necessary technology to our employees working from remote locations.
•If one of our key employees or executive officers were to contract an infectious disease that impacted their ability to work for an extended period, even with an adequate succession plan, it could harm our business until that employee or executive officer recovers or until a permanent replacement is found. Hiring and training new employees may require substantial resources and management attention, particularly in a remote workforce situation. Further, because we are self-insured for healthcare, the medical costs associated with treating our employees that contract an infectious disease such as COVID-19 could be significant.
•To the extent a widespread infectious disease outbreak such as COVID-19 impacts the economic conditions in the United States, our partners could have less funding for digital government services, which may reduce the revenues we recognize for those services.
•COVID-19 has negatively affected the economic conditions in the United States and resulted in the Federal Reserve lowering interest rates to near zero, which has reduced the interest income we earn on our investable cash and increased the amount of fees we pay for commercial banking services. Any reduction in the earnings credit rate set by our commercial banking partners, which a bank calculates on non-interest bearing customer deposits and uses to offset service charges, could further increase fees we pay for commercial banking services.
•The stock market has been unusually volatile during the COVID-19 outbreak and such volatility may continue, which may negatively affect our stock price.

The duration and extent of the impact from the COVID-19 pandemic depends on future developments that cannot be accurately predicted at this time, such as the severity and transmission rate of the virus, the extent and effectiveness of containment actions, whether the virus recurs seasonally, and the impact of these and other factors on our employees, government partners and vendors. If we are not able to respond to and manage the impact of such events effectively, our business will be harmed.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

Exhibit Number	Description
99.1	Press release issued by NIC Inc. dated April 27, 2020
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NIC INC.

Dated:	April 27, 2020	/s/ Stephen M. Kovzan
Stephen M. Kovzan
Chief Financial Officer